Exhibit 16.1

January 19, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01, and are in agreement with the statements as they related to our firm being made by Reeves Telecom Limited Partnership in Item 4.01 of its Form 8-K/A (Amendment No. 1) dated January 19, 2011, captioned “Changes in Registrant’s Certifying Accountant.”  We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

/s/ Frazer Frost, LLP